Exhibit 10.16

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after

May 2, 2017

APPLIED GENETIC TECHNOLOGIES CORPORATION

WARRANT TO PURCHASE SHARES

THIS WARRANT is issued to [                    ] (the “Holder”) by APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), pursuant to the terms of that certain Subscription Agreement dated [                    ], in connection with the Company’s issuance to the holder of this Warrant of a Convertible Promissory Note (the “Note”).

1. Purchase of Shares. The holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable Shares (as defined below), that equals the quotient obtained by dividing (a) the Warrant Coverage Amount (as defined below) by (b) the Exercise Price (as defined below).

2. Definitions.

(a) Exercise Price. The exercise price per Share shall be either (i) the amount per share paid by purchasers of the New Preferred (as defined in the Note) or (ii) prior to the issuance of the New Preferred, the price per share obtained by dividing (A) $42,207,883 by (B) the number of fully diluted shares of the Company as of the date of such exercise (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

(b) Exercise Period. This Warrant shall be exercisable, in whole or in part, until the expiration of this Warrant pursuant to Section 12 hereof.

(c) Warrant Coverage Amount. The term “Warrant Coverage Amount” shall mean that amount which equals 20% of the principal amount of the Note.

(d) The Shares. The term “Shares” shall mean either (i) shares of the New Preferred or (ii) prior to the issuance of the New Preferred, shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (or, at the election of the Holder, shares of the Company’s Series A-1 A Preferred Stock, par value $0.001 per share).

(e) Change of Control. The term “Change of Control” shall mean a transaction or series of transactions resulting in the (i) acquisition of greater than 50% of the voting equity interests of the Company by means of stock purchase, share exchange or other form of corporate reorganization, (ii) acquisition, consolidation, merger or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction own less than 50% of the voting power of the surviving entity, or (iii) sale, lease, license, transfer or other conveyance of all or substantially all of the assets of the Company.

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with the terms hereof, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

5. Net Issuance Provision. In lieu of exercising pursuant to Section 3 above, at the Holder’s option, while this Warrant remains outstanding and exercisable during the Exercise Period, Holder may exercise this Warrant by surrender of this Warrant as determined below (“Net Issuance”). If the Holder elects the Net Issuance method, the Company will issue Shares in accordance with the following formula:

X =	Y (A-B)
A

Where:

X =	the number of Shares to be issued to the Holder.

Y =	the number of Shares requested to be exercised under this Warrant Agreement.

A =	the fair market value of one (1) Share.

B =	the Exercise Price.

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For purposes of the above calculation, current fair market value of a Share shall mean:

(i) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission (the “SEC”), then the fair market value per share shall be the initial “Price to Public” specified in the final prospectus with respect to the offering;

(ii) if this Warrant is exercised after, and not in connection with the Company’s initial public offering; and

a. if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined; or

b. if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the Nasdaq system (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined.

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of a Share shall be determined in good faith by the Board of Directors of the Company (including a majority of the directors appointed to the Board of Directors by the holders of the Company’s preferred stock).

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to, the Exercise Period.

6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. Following the authorization of the New Preferred and during the Exercise Period, the Company will reserve from its authorized and unissued New Preferred a sufficient number of Shares to provide for the issuance of New Preferred upon exercise of this Warrant.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per

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share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above, and including conversion of the Shares), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

10. Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER

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MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

11. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12. Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) May 2, 2017; or

(ii) Any Change of Control of the Company.

(b) The Company shall provide at least ten (10) days prior written notice of any event set forth in Section 11(a)(ii).

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the Subscription Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of Florida (without reference to conflict of law provisions), as to all other matters.

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15. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

16. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

Issued this 2nd day of May, 2012.

APPLIED GENETIC TECHNOLOGIES CORPORATION

/s/ Susan B. Washer
By:	Susan B. Washer
Title:	President and Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

TO:	APPLIED GENETIC TECHNOLOGIES CORPORATION

1. The undersigned hereby elects to purchase                  Shares of                      pursuant to the terms of the attached Warrant.

2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Name)

(Date)	(Title)

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